UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2026

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

ABPCIC Funding V LLC (“ABPCIC Funding V”), a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Fund”), is the borrower under a credit agreement, dated as of September 19, 2024 (the “Credit Agreement”), by and among ABPCIC Funding V, as borrower, MUFG Bank, Ltd., as lender, the other lenders party thereto from time to time, MUFG Bank, Ltd., as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, and U.S. Bank National Association, as document custodian, pursuant to which the lenders have committed to make up to $150,000,000 in loans to ABPCI Funding V. Under the terms of the Credit Agreement, ABPCIC Funding V had the option, with the consent of the administrative agent and the lenders, to increase the commitments of the lenders by $50,000,000 at any time during the revolving period. On May 11, 2026, ABPCIC Funding V exercised this option and, with the consent of the administrative agent and the lenders, the commitments of the lenders under the Credit Agreement were increased from $150,000,000 to $200,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary